UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
December 6, 2004

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-26256 (Commission File Number)	Not applicable (IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada (Address of principal executive offices)	M9C 5L5 (Zip code)

416-596-7664

(Registrant’s telephone number, including area code)

Item 5.02 (c)(2) Departure of Directors or Principal Officers; Election of Directors: Appointment of Principals officers

Attached hereto as Exhibit 99.1, is the description of material terms regarding the employment agreement between Sean Washchuk, Vice President of Finance and Chief Financial Officer of Vitran Corporation and Vitran Corporation Inc, in its entirety by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.
	By:	/s/ Sean P. Washchuk
		Name:	Sean P. Washchuk
Date: December 6, 2004		Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Description of material terms regarding the employment agreement between Sean Washchuk Vice President of Finance and Chief Financial Officer and Vitran Corporation Inc — dated November 25, 2004